EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over reporting, which appears in American States Water Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
November 14, 2008